Exhibit 2.01

Resource Extraction Payment Report - Overview
Reporting Entity name	DRDGOLD Limited
Reporting year	From:	2022/07/01	To:	2023/06/30	Date submitted:	2024/03/22
Other Subsidiaries included	1.Ergo Mining Proprietary Limited (“Ergo”)
2. Far West Gold Recoveries Proprietary Limited (“FWGR”)
3. Ergo Mining Operations Proprietary Limited (“EMO”)

Full name of Director or Officer of Reporting Entity	Riaan Davel			Date:	2024/03/22
Position or title	Chief Financial Officer

Resource Extraction Payment Report - DRDGOLD Limited
Reporting year	From:	2022/07/01	To:	2023/06/30	Date submitted:	2024/03/22
Reporting Entity Name	DRDGOLD Limited
Reporting Currency	South African Rand (ZAR)
Reporting Entity South African Tax number	9160013604
Resource and method of extraction	Holding company
			Rand million
Country	Payee name	Department, Agency, etc. within Payee that received Payments	Taxes	Royalties	Fees	Production entitlements	Bonuses	Dividends	Infrastructure improvement Payments	Total payments	Notes
Republic of South Africa (RSA)	Government of South Africa	South African Revenue services	39.2							39.2
Total			39.2	—	—	—	—	—	—	39.2

Resource Extraction Payment Report - Ergo
Reporting year	From:	2022/07/01	To:	2023/06/30	Date submitted:	2024/03/22
Reporting Entity Name	DRDGOLD Limited
Subsidiary / Project disclosed	Ergo			Relation to Reporting Entity:		Wholly owned subsidiary of DRDGOLD Limited
Reporting Currency	South African Rand (ZAR)
Reporting Entity South African Tax number	9451986153
Resource and method of extraction	Gold, Carbon-in-leach (CIL) gold extraction process
			Rand million
Country	Payee name	Department, Agency, etc. within Payee that received Payments	Taxes	Royalties	Fees	Production entitlements	Bonuses	Dividends	Infrastructure improvement Payments	Total payments	Notes
Republic of South Africa (RSA)	Government of South Africa	South African Revenue Services	80.8							80.8
		Department of Water and Sanitation			0.2					0.2
		Mine Health and Safety Council			0.5					0.5
		National Nuclear Regulator			1.2					1.2
		South African Nuclear Energy Corporation			1.1					1.1
Total			80.8	—	3.0	—	—	—	—	83.8

Resource Extraction Payment Report - FWGR
Reporting year	From:	2022/07/01	To:	2023/06/30	Date submitted:	2024/03/22
Reporting Entity Name	DRDGOLD Limited
Subsidiary / Project disclosed	FWGR			Relation to Reporting Entity:		Wholly owned subsidiary of DRDGOLD Limited
Reporting Currency	South African Rand (ZAR)
Reporting Entity South African Tax number	9572385186
Resource and method of extraction	Gold, Carbon-in-leach (CIL) gold extraction process
			Rand million
Country	Payee name	Department, Agency, etc. within Payee that received Payments	Taxes	Royalties	Fees	Production entitlements	Bonuses	Dividends	Infrastructure improvement Payments	Total payments	Notes
Republic of South Africa (RSA)	Government of South Africa	South African Revenue Services	200.1							200.1
		National Nuclear Regulator			0.6					0.6
		South African Nuclear Energy Corporation			0.4					0.4
Total			200.1	—	1.0	—	—	—	—	201.1

Resource Extraction Payment Report - EMO
Reporting year	From:	2022/07/01	To:	2023/06/30	Date submitted:	2024/03/22
Reporting Entity Name	DRDGOLD Limited
Subsidiary / Project disclosed	EMO			Relation to Reporting Entity:		Wholly owned subsidiary of DRDGOLD Limited
Reporting Currency	South African Rand (ZAR)
Reporting Entity South African Tax number	9599523157
Resource and method of extraction	Investment company
			Rand million
Country	Payee name	Department, Agency, etc. within Payee that received Payments	Taxes	Royalties	Fees	Production entitlements	Bonuses	Dividends	Infrastructure improvement Payments	Total payments	Notes
Republic of South Africa (RSA)	Government of South Africa	South African Revenue services	5.7							5.7
Total			5.7	—	—	—	—	—	—	5.7